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                                                                  EXHIBIT 3.4(a)

                            CERTIFICATE OF FORMATION
                                       OF
                        CBRE/LJM MORTGAGE COMPANY, L.L.C.
                         (6 Del.C. (S) 18-101, et seq.)

1. Name of Limited Liability Company: The name of the limited liability company formed hereby is CBRE/LJM Mortgage Company, L.L.C. (the "Company").

2. Registered Office: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

3. Registered Agent: The name and address of the registered agent for service of process in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     This Certificate is hereby executed by the undersigned as of January 25, 1999.

                                         /s/ Raymond E. Wirta
                                         ---------------------------------------
                                         Raymond E. Wirta, Authorized Person